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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated June 30, 2006, with the exception of
Note 11, as to which the date is September 1, 2006, relating to the consolidated financial statements and financial statement schedule of Isilon Systems, Inc., which appears in this Amendment No. 1 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in this Amendment
No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
October 6, 2006